Exhibit 10.1

Startech Environmental Corporation
88 Danbury Road, Suite 2A
Wilton, CT 06897

July 27, 2009

[Name]
[Address]

Dear ________:

This will confirm the agreement of Startech Environmental Corporation to indemnify you and to advance payments to you for expenses incurred in your capacity as a [director and/or executive officer] of the Corporation as set forth in the By-laws of the Corporation as amended and in effect on the date hereof.

              Very truly yours,

             [Name]
             [Title]

ACKNOWLEDGED:

_________________
[Name]